BancFirst Corporation Reports Second Quarter Earnings

OKLAHOMA CITY, July 19, 2011 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS: BANF) reported net income of $10.1 million or $0.65 diluted earnings per share for the second quarter of 2011 and $21.5 million or $1.37 diluted earnings per share for the six months ended June 30, 2011. These results compared to net income of $11.0 million or $0.71 diluted earnings per share for the second quarter of 2010 and $20.3 million or $1.31 diluted earnings per share for the six months ended June 30, 2010. The results for the second quarter of 2011 included certain merger related expenses.

For the second quarter of 2011 the Company's net interest income was $38.0 million, up $2.3 million or 6.6% from the same period in 2010. The increase was attributable to the increase in the Company's average earning assets. Average earning assets grew $667 million from a year ago including $268 million from acquisitions in addition to internal growth. The Company's net interest margin for the second quarter of 2011 was 3.17% versus 3.44% a year ago as interest rates remain at historically low levels. The Company's loan loss provision for the second quarter was $2.0 million compared to $871,000 for the same period in 2010. Loans grew $65 million during the second quarter of 2011 which generated a portion of the loan loss provision in the quarter. Nonperforming loans fell to 0.75% of total assets compared to 1.12% a year ago. Net charge-offs were 0.15% compared to 0.09% for the same period a year ago. Noninterest income totaled $19.7 million which was up $2.7 million from a year ago. Included in this quarter's noninterest income was a securities gain of $1.2 million on the sale of an investment made by our venture capital subsidiary, Council Oak Investment Corporation. Core noninterest income increased over a year ago from growth in trust services, commercial deposit revenues, insurance commissions and treasury management services. Noninterest expense for the second quarter was $39.6 million compared to $34.5 million a year ago. The primary drivers for the increase were from the acquisitions made in 2010 which approximate $2.2 million of noninterest expense. This quarter also included expenses related to a programmatic write-down on other real estate of $660,000 and one-time merger related expenses of $800,000.

At June 30, 2011, the Company's total assets were $5.3 billion, up $639 million or 13.8% compared to June 30, 2010. Loans totaled $2.9 billion, up $68 million from June 30, 2010. Deposits were $4.7 billion, up $585 million or 14.2% compared to June 30, 2010. The Company's equity capital was $470 million, up $25 million from June 30, 2010.

BancFirst Corporation completed its fifth acquisition in the last 18 months on July 12th by acquiring FBC Financial Corporation and its subsidiary bank, 1st Bank Oklahoma, Claremore, Oklahoma. 1st Bank Oklahoma has approximately $256 million in total assets. 1st Bank Oklahoma will operate under its own name until it is merged into BancFirst in the first quarter of 2012.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 89 banking locations serving 50 communities across Oklahoma. More information can be found at bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)
	2011
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 37,290	$ 38,027			$ 75,317
Provision for loan losses	788	2,013			2,801
Securities transactions	8	1,316			1,324
Total noninterest income	17,729	19,658			37,387
Salaries and employee benefits	21,812	22,558			44,370
Total noninterest expense	36,397	39,610			76,007
Net income	11,355	10,115			21,470
Per Common Share Data:
Net income-basic	0.74	0.66			1.40
Net income-diluted	0.72	0.65			1.37
Cash dividends declared	0.25	0.25			0.50
Common shares outstanding	15,390,357	15,273,181			15,273,181
Average common shares outstanding -
Basic	15,375,644	15,364,738			15,362,764
Diluted	15,679,298	15,651,953			15,658,487
Performance Ratios:
Return on average assets	0.89%	0.77%			0.83%
Return on average equity	9.90	8.59			9.24
Net interest margin	3.21	3.17			3.19
Efficiency ratio	66.15	68.67			67.44

	2010
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 33,862	$ 35,670	$ 36,072	$ 37,172	$ 142,776
Provision for loan losses	896	871	469	718	2,954
Securities transactions	136	(150)	333	5	324
Total noninterest income	15,960	17,010	18,162	18,787	69,919
Salaries and employee benefits	19,948	19,710	20,692	22,009	82,359
Total noninterest expense	34,901	34,505	35,389	39,300	144,095
Net income	9,303	11,042	11,787	10,177	42,309
Per Common Share Data:
Net income-basic	0.61	0.72	0.77	0.66	2.76
Net income-diluted	0.60	0.71	0.75	0.65	2.70
Cash dividends declared	0.23	0.23	0.25	0.25	0.96
Common shares outstanding	15,337,050	15,346,800	15,358,672	15,368,717	15,368,717
Average common shares outstanding -
Basic	15,319,111	15,344,374	15,356,366	15,362,388	15,348,102
Diluted	15,628,012	15,652,621	15,645,086	15,665,196	15,651,312
Performance Ratios:
Return on average assets	0.85%	0.98%	1.03%	0.83%	0.92%
Return on average equity	8.66	10.01	10.34	8.79	9.45
Net interest margin	3.38	3.44	3.40	3.29	3.37
Efficiency ratio	70.05	65.50	65.25	70.23	67.75

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)
	2011
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 5,239,658	$ 5,267,445
Total loans	2,796,390	2,861,844
Allowance for loan losses	(36,136)	(37,092)
Securities	684,228	582,843
Deposits	4,666,199	4,701,999
Stockholders' equity	466,827	470,397
Book value per common share	30.33	30.80
Tangible book value per common share	26.71	27.17
Balance Sheet Ratios:
Average loans to deposits	60.83%	60.16%
Average earning assets to total assets	92.49	92.49
Average stockholders' equity to average assets	9.03	8.98
Asset Quality Data:
Past due loans	$ 3,016	$ 1,166
Nonaccrual loans	24,391	22,469
Restructured loans	316	344
Total nonperforming and restructured loans	27,723	23,979
Other real estate owned and repossessed assets	15,974	15,501
Total nonperforming and restructured assets	43,697	39,480
Nonperforming and restructured loans to total loans	0.99%	0.84%
Nonperforming and restructured assets to total assets	0.83	0.75
Allowance to total loans	1.29	1.30
Allowance to nonperforming and restructured loans	130.35	154.68
Net charge-offs to average loans	0.06	0.15
	2010
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 4,508,789	$ 4,628,022	$ 4,599,182	$ 5,060,249
Total loans	2,766,304	2,793,346	2,756,118	2,811,964
Allowance for loan losses	(36,780)	(37,002)	(35,681)	(35,745)
Securities	430,586	580,317	579,839	746,343
Deposits	4,009,017	4,117,360	4,082,568	4,503,754
Stockholders' equity	436,901	445,592	453,869	458,594
Book value per common share	28.49	29.03	29.55	29.84
Tangible book value per common share	25.78	26.19	26.72	26.19
Balance Sheet Ratios:
Average loans to deposits	70.05%	68.89%	68.70%	63.14%
Average earning assets to total assets	92.62	92.76	92.83	92.75
Average stockholders' equity to average assets	9.86	9.77	9.92	9.44
Asset Quality Data:
Past due loans	$ 589	$ 1,911	$ 563	$ 1,096
Nonaccrual loans	37,801	38,328	25,684	26,701
Restructured loans	1,912	1,677	378	294
Total nonperforming and restructured loans	40,302	41,916	26,625	28,091
Other real estate owned and repossessed assets	10,272	9,748	21,499	23,179
Total nonperforming and restructured assets	50,574	51,664	48,124	51,270
Nonperforming and restructured loans to total loans	1.46%	1.50%	0.97%	1.00%
Nonperforming and restructured assets to total assets	1.12	1.12	1.05	1.01
Allowance to total loans	1.33	1.32	1.29	1.27
Allowance to nonperforming and restructured loans	91.26	88.28	134.01	127.25
Net charge-offs to average loans	0.07	0.09	0.26	0.09

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2011			June 30, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 2,821,461	$ 40,344	5.74%	$ 2,807,497	$ 79,694	5.72%
Securities – taxable	544,915	3,032	2.23	581,608	6,659	2.31
Securities - tax exempt	77,031	927	4.83	78,146	1,896	4.89
Interest bearing deposits with banks	1,423,104	906	0.26	1,348,460	1,702	0.25
Total earning assets	4,866,511	45,209	3.73	4,815,711	89,951	3.77

Nonearning assets:
Cash and due from banks	141,218			139,316
Interest receivable and other assets	290,152			287,766
Allowance for loan losses	(36,185)			(36,058)
Total nonearning assets	395,185			391,024
Total assets	$ 5,261,696			$ 5,206,735

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 723,429	$ 390	0.22%	$ 717,783	$ 802	0.23%
Savings deposits	1,608,045	2,719	0.68	1,605,861	5,568	0.70
Time deposits	905,940	2,877	1.27	910,928	5,861	1.30
Short-term borrowings	6,585	3	0.18	6,594	7	0.21
Long-term borrowings	34,522	255	2.96	34,773	501	2.91
Junior subordinated debentures	28,866	525	7.29	28,866	1,050	7.34
Total interest-bearing liabilities	3,307,387	6,769	0.82	3,304,805	13,789	0.84

Interest-free funds:
Noninterest bearing deposits	1,452,690			1,406,915
Interest payable and other liabilities	29,286			26,235
Stockholders' equity	472,333			468,780
Total interest free-funds	1,954,309			1,901,930
Total liabilities and stockholders' equity	$ 5,261,696			$ 5,206,735
Net interest income		$ 38,440			$ 76,162
Net interest spread			2.91%			2.93%
Net interest margin			3.17%			3.19%

CONTACT: Joe T. Shockley Jr., chief financial officer, +1-405-270-1003, or David Rainbolt, chief executive officer, BancFirst Corporation, +1-405-270-1002